EXHIBIT 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-33094, 333-65968, 333-97249, 333-103768, 333-107727, 333-149828, 333-155527, 333-170716, 333-175852, 333-184558) and Form F-3ASR (No. 333-205710) of National Grid plc of our report dated May 18, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

June 7, 2016.